SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2017

COMMUNITY SAVINGS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55732	81-3840964
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

425 Main Street, Caldwell, Ohio		43724
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (740) 732-5678

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On January 10, 2017, Community Savings Bancorp, Inc. (the “Company”), a Maryland corporation and the holding company for Community Savings (the “Bank”) announced that it completed its stock offering in connection with the mutual to stock conversion of the Bank, effective January 10, 2017. Shares of the Company’s common stock are expected to begin trading on January 11, 2017 on the OTC Pink Marketplace (www.otcmarkets.com).  A trading symbol for the common stock has not yet been assigned.

In the offering, the Company sold 441,290 shares of its common stock, including 32,688 shares purchased by the Bank’s employee stock ownership plan, at a price of $10.00 per share, for gross offering proceeds of $4,412,900.

Direct Registration Statements reflecting the shares purchased in the stock offering are expected to be mailed to subscribers on or about January 11, 2017, and any interest checks due to subscribers are expected to be mailed on January 11, 2017. If you subscribed for stock and would like to confirm your purchase, please contact the Stock Information Center at (877) 821-5775 (toll free) from 10:00 a.m. until 4:00 p.m., Eastern Time, except bank holidays.  You can also confirm your allocation online at https://allocations.kbw.com.

Keefe, Bruyette & Woods, Inc. (“KBW”) acted as selling agent in the stock offering and as financial advisor to the Company and the Bank in connection with the mutual to stock conversion. Luse Gorman, PC served as legal counsel to the Company and the Bank. Kilpatrick Townsend & Stockton LLP served as legal counsel to KBW.

Forward-Looking Statements

This Form 8-K contains forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative or regulatory changes that could adversely affect the business in which the Company or the Bank are engaged.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information	Not Applicable.
(c)	Shell Company Transactions	Not Applicable.
(d)	Exhibits	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMMUNITY SAVINGS BANCORP, INC.
DATE: January 10, 2017	By:	/s/ Alvin B. Parmiter
Alvin B. Parmiter
President and Chief Executive Officer